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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (Nos. 33-12072; 33-26814; 33-33413; 33-41409; 33-60628;
and 33-63208), (ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51435) and (iii) the Prospectus constituting part of the Post-Effective Amendment 1-D on Form S-8 to the Registration Statement on Form S-14 (No. 2-87755) of Santa Fe Pacific Corporation of our report dated February 4, 1994, except for the retroactive restatement described in Note 2 of the notes to consolidated financial statements, as to which the date is June 29, 1994, appearing on page 11 of Exhibit 99 of this Form 8-K/A.

                                          /s/ Price Waterhouse LLP

                                          Price Waterhouse LLP

Kansas City, Missouri

October 5, 1994